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                                                                    EXHIBIT 10.3


                          AMENDED AND RESTATED TREASURY

                               SERVICES AGREEMENT


                                      AMONG


                                  ENBRIDGE INC.


                          ENBRIDGE ENERGY COMPANY, INC.


                                       AND


                       ENBRIDGE ENERGY MANAGEMENT, L.L.C.


                          DATED AS OF OCTOBER 17, 2002


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                AMENDED AND RESTATED TREASURY SERVICES AGREEMENT

     This AMENDED AND RESTATED TREASURY SERVICES AGREEMENT (this "AGREEMENT") is made as of October 17, 2002 (the "EFFECTIVE DATE"), among Enbridge Inc. (f/k/a IPL Energy Inc.), a Canadian corporation ("ENBRIDGE"), Enbridge Energy Company, Inc. (f/k/a Lakehead Pipe Line Company, Inc.), a Delaware corporation ("EECI"), and Enbridge Energy Management, L.L.C., a Delaware limited liability company ("MANAGEMENT").

                                    RECITALS

     WHEREAS, Enbridge and EECI are parties to that certain Treasury Services Agreement dated as of January 1, 1996 (the "TREASURY SERVICES AGREEMENT") pursuant to which Enbridge provides to EECI certain treasury services; and

     WHEREAS, EECI is the sole general partner of Enbridge Energy Partners, L.P. (f/k/a Lakehead Pipe Line Partners, L.P.), a Delaware limited partnership (the "MLP"); and

     WHEREAS, pursuant to a Delegation of Control Agreement among Management, EECI and the MLP dated as of even date herewith, EECI has delegated to Management the power and authority to manage and control the business and affairs of the MLP; and

     WHEREAS, the parties desire to amend and restate the Treasury Services Agreement as set forth herein to make Management a party so that the services provided by Enbridge under this Agreement will be provided to, on behalf of and as agent for Management in its capacity as the delegee of the power to manage and control the business and affairs of the MLP; and

     WHEREAS, Enbridge will continue to provide certain services under this Agreement to EECI in its individual capacity.

     NOW, THEREFORE, for and in consideration of the mutual covenants contained in this Agreement, the parties hereto hereby agree to amend and restate the Treasury Services Agreement as follows:

                                    ARTICLE I
                              PROVISION OF SERVICES

     SECTION 1.1    PROVISION OF SERVICES.

          (a) Enbridge shall provide Management with the services set forth on EXHIBIT A (the "TREASURY SERVICES") during the term of this Agreement and for such additional periods as Enbridge and Management may agree, such services to be provided to, on behalf of and as agent for Management in its capacity as the delegee of the power to manage and control the business and affairs of the MLP.

          (b) Enbridge shall provide EECI with such of the Treasury Services as EECI shall request from time to time during the term of this Agreement and for such additional periods as the parties may agree, such services to be provided to, on behalf of and as agent for EECI.

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          (c)       The Treasury Services shall be provided from time to time at such times and pursuant to such instructions and specifications as Management and EECI shall provide. In rendering the Treasury Services, Enbridge shall be acting on behalf of and as agent for Management and EECI.

     SECTION 1.2    FEES.

          (a) Commencing on the Effective Date of this Agreement and ending on December 31, 2002, and for each fiscal year of Management thereafter, Management shall pay to Enbridge an annual fee equal to the product of Enbridge's total forecasted North American treasury expenses for Enbridge's corresponding fiscal year, multiplied by a percentage equal to the following:

                    (i) the percentage amount of North American treasury expenses attributable to Management in the prior year; or

                    (ii) if either party proposes a variation to the percentage or dollar amount from that used for the previous year, a percentage amount mutually agreed upon by the Vice-President and Treasurer of Enbridge and the Controller of Management.

          (b) Commencing on the Effective Date of this Agreement and ending on December 31, 2002, and for each fiscal year of EECI thereafter, EECI shall pay to Enbridge an annual fee equal to the product of Enbridge's total forecasted North American treasury expenses for Enbridge's corresponding fiscal year, multiplied by a percentage equal to the following:

                    (i) the percentage amount of North American treasury expenses attributable to EECI in the prior year; or

                    (ii) if either party proposes a variation to the percentage amount from that used for the previous fiscal year, a percentage or dollar amount mutually agreed upon by the Vice-President and Treasurer of Enbridge and the Controller of EECI.

          (c) The percentage amount to be borne by Management and EECI will reflect a fair and reasonable allocation to each of them of the total treasury expenses for the applicable year. If material, an adjustment will be made for the difference between the year's actual treasury expenses compared to the year's forecasted treasury expenses.

          (d) Any fees payable hereunder for periods less than a full fiscal year shall be prorated for the period services were provided based on the actual number of days elapsed and a year of 365 days.

     SECTION 1.3    PAYMENT OF FEES.

          (a) The fees to be paid pursuant to SECTION 1.2 shall be paid by Management and EECI in 12 equal monthly installments within 30 days of receiving a communication from Enbridge regarding fees for the Treasury Services.

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          (b)       For Treasury Services provided to Management as the delegee of the power to manage and control the business and affairs of the MLP, Enbridge shall, at Management's request, directly bill the MLP for such services.

     SECTION 1.4 TERM. The provisions of this Article I will apply in respect of Treasury Services until this Agreement is terminated or amended in accordance with SECTION 3.1 or SECTION 3.18, respectively.

     SECTION 1.5 U.S. DOLLARS. All amounts payable under this Agreement are expressed, and shall be paid, in U.S. dollars.

                                   ARTICLE II
                              INTELLECTUAL PROPERTY

     SECTION 2.1    INTELLECTUAL PROPERTY.

          (a) In this SECTION 2.1, "INTELLECTUAL PROPERTY" means the rights to (i) inventions, (ii) all granted patents for inventions, including reissue thereof, (iii) copyrights, (iv) industrial designs, (v) trademarks, (vi) trade secrets, (vii) know-how and (viii) any other industrial or intellectual property right, in every country where same exists from time to time, all applications therefor, the right to make applications therefor and the right to claim priority therefrom as provided by international convention.

          (b) All Intellectual Property that is conceived, developed, produced, substantiated, or first reduced to practice by Enbridge in the course of performing the Treasury Services pursuant to this Agreement shall accrue to and be owned by Management or EECI, as the case may be, subject only to the grantback of a non-exclusive, worldwide, royalty-free, perpetual right and license to Enbridge to reproduce, translate, modify, revise, make, use and have made that Intellectual Property as reasonably required in connection with the internal business purposes of Enbridge.

                                   ARTICLE III
                                  MISCELLANEOUS

     SECTION 3.1 TERMINATION. The obligations of a party to this Agreement may be terminated by such party upon 30 days' prior written notice to the other parties. Such termination shall not relieve a terminating party of its obligations up to and including the date of termination.

     SECTION 3.2 NO JOINT VENTURE. This Agreement is not intended to create, and shall not be construed as creating, any relationship of partnership, joint venture or association for profit between the parties. In rendering the Treasury Services, Enbridge shall be acting on behalf of and as agent for Management and EECI.

     SECTION 3.3 NO FIDUCIARY DUTIES. The parties hereto shall not have any fiduciary obligations or duties to the other parties by reason of this Agreement. Subject to the Omnibus Agreement among EECI, the MLP and Enbridge Pipelines Inc. dated as of even date herewith, any party hereto may conduct any activity or business for its own profit whether or not such activity or business is in competition with any activity or business of the other party.

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     SECTION 3.4    LIMITATION OF DAMAGES. In providing the Treasury Services,
Enbridge shall not be liable for damages to Management or EECI for any delays or errors in providing the Treasury Services or for loss of data or records save and except where said delays or errors are the result of the willful misconduct, gross negligence or breach of this Agreement by Enbridge or its agents.

     SECTION 3.5 NO REPRESENTATIONS OR WARRANTIES. The Treasury Services shall be provided on the basis that Enbridge does not make any warranties or representations, express or implied, with respect to the Treasury Services save and except that the Treasury Services shall be provided by qualified personnel in a professional and timely manner.

     SECTION 3.6 RELEASE. Management and EECI hereby release Enbridge from any claims which they may have with respect to the provision of the Treasury Services unless such claims are the result of the willful misconduct or gross negligence of Enbridge or a breach of this Agreement by Enbridge.

     SECTION 3.7    INDEMNIFICATION.

          (a) Management shall indemnify and hold Enbridge harmless from and against any loss, damage, claim, liability, debt, obligation or expense (including reasonable legal fees and disbursements) incurred or suffered by Enbridge and relating in any way to this Agreement and the provision to Management of the Treasury Services, excluding any loss, damage, claim, liability, debt, obligation or expense resulting from or arising from or in connection with a negligent act or omission of Enbridge or a breach of this Agreement by Enbridge.

          (b) EECI shall indemnify and hold Enbridge harmless from and against any loss, damage, claim, liability, debt, obligation or expense (including reasonable legal fees and disbursements) incurred or suffered by Enbridge and relating in any way to this Agreement and the provision to EECI of the Treasury Services, excluding any loss, damage, claim, liability, debt, obligation or expense resulting from or arising from or in connection with a negligent act or omission of Enbridge or a breach of this Agreement by Enbridge.

     SECTION 3.8 FORCE MAJEURE. If any party to this Agreement is rendered unable by force majeure to carry out its obligations under this Agreement, other than Management's or EECI's obligation to make payments to Enbridge as provided for herein, that party shall give the other parties prompt written notice of the force majeure with reasonably full particulars concerning it. Thereupon, the obligations of the party giving the notice, insofar as they are affected by the force majeure, shall be suspended during, but no longer than the continuance of, the force majeure. The affected party shall use all reasonable diligence to remove or remedy the force majeure situation as quickly as practicable.

     The requirement that any force majeure situation be removed or remedied with all reasonable diligence shall not require the settlement of strikes, lockouts or other labour difficulty by the party involved, contrary to its wishes. Rather, all such difficulties, may be handled entirely within the discretion of the party concerned.

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     The term "force majeure" means any one or more of:

          (a)       an act of God;

          (b) a strike, lockout, labour difficulty or other industrial disturbance;

          (c) an act of a public enemy, war, blockade, insurrection or public riot;

          (d)       lightning, fire, storm, flood or explosion;

          (e)       governmental action, delay, restraint or inaction;

          (f)       judicial order or injunction;

          (g)       material shortage or unavailability of equipment; or

          (h) any other cause or event, whether of the kind specifically enumerated above or otherwise, which is not reasonably within the control of the party claiming suspension.

     SECTION 3.9 FURTHER ACTS. Each party shall from time to time, and at all times, do such further acts and execute and deliver all such further deeds and documents as shall be reasonably requested by another party in order to fully perform and carry out the terms of this Agreement.

     SECTION 3.10   TIME OF THE ESSENCE. Time is of the essence in this
Agreement.

     SECTION 3.11 NOTICES. Any notice, request, demand, direction or other communication required or permitted to be given or made under this Agreement to a party shall be in writing and may be given by hand delivery, postage prepaid first-class mail delivery, delivery by a reputable international courier service guaranteeing next business day delivery or by facsimile (if confirmed by one of the foregoing methods) to such party at its address noted below:

          (a)      in the case of Enbridge, to:

                    Enbridge Inc.
                    3000 425 - 1st Street S.W.
                    Calgary, Alberta T2P 3L8
                    Attention:  Vice-President, Finance
                    Facsimile:  (403) 231-4848

          (b)      in the case of EECI, to:

                    Enbridge Energy Company, Inc.
                    1100 Louisiana, Suite 3330
                    Houston, Texas  77002
                    Attention:  President
                    Facsimile:  (713) 821-2229

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          (c)      in the case of Management, to:

                    Enbridge Energy Management, L.L.C.
                    1100 Louisiana, Suite 3300
                    Houston, Texas  77002
                    Attention:  President
                    Facsimile:  (713) 821-2229

or at such other address of which notice may have been given by such party in accordance with the provisions of this Section.

     SECTION 3.12 COUNTERPARTS. This Agreement may be executed in several counterparts, no one of which needs to be executed by all of the parties. Such counterpart, including a facsimile transmission of this Agreement, shall be deemed to be an original and shall have the same force and effect as an original. All counterparts together shall constitute but one and the same instrument.

     SECTION 3.13 APPLICABLE LAW. The provisions of this Agreement shall be construed in accordance with the laws of the Province of Alberta and the laws of Canada applicable therein, excluding any conflicts of law rule or principle that might refer the construction or interpretation hereof to the laws of another jurisdiction.

     SECTION 3.14   BINDING EFFECT; ASSIGNMENT.

          (a) This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

          (b) This Agreement may not be assigned by any party hereto without the prior written consent of the other party, except that Management may assign, in whole or in part, its right to receive Treasury Services hereunder to an affiliate of Management.

     SECTION 3.15 RULES OF CONSTRUCTION. The following provisions shall be applied wherever appropriate herein:

     (i) "herein," "hereby," "hereunder," "hereof," "hereto" and other equivalent words shall refer to this Agreement as an entirety and not solely to the particular portion of this Agreement in which any such word is used;

     (ii) "including" means "including without limitation" and is a term of illustration and not of limitation;

     (iii) all definitions set forth herein shall be deemed applicable whether the words defined are used herein in the singular or the plural;

     (iv) unless otherwise expressly provided, any term defined herein by reference to any other document shall be deemed to be amended herein to the extent that such term is subsequently amended in such document;

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     (v)    references herein to other documents and agreements shall mean such documents and agreements as amended and restated from time to time;

     (vi) wherever used herein, any pronoun or pronouns shall be deemed to include both the singular and plural and to cover all genders;

     (vii) this Agreement shall not be construed against any person as the principal draftsperson hereof;

     (viii) the section headings appearing in this Agreement are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or extent of such Section, or in any way affect this Agreement; and

     (ix) any references herein to a particular Section, Article, Exhibit or Schedule means a Section or Article of, or an Exhibit or Schedule to, this Agreement unless another agreement is specified.

     SECTION 3.16   CONFIDENTIALITY OF INFORMATION.

          (a) Each party to this Agreement agrees to keep all information provided by the other party (the "DISCLOSING PARTY") to it (the "RECEIVING PARTY") confidential, and a receiving party shall not, without the prior consent of an authorized senior officer of the disclosing party, disclose any part of such information which is not available in the public domain from public or published information or sources except:

                    (i) to those of its employees who require access to the information in connection with performance of the Treasury Services by a receiving party under this Agreement;

                    (ii) as in the receiving party's judgment may be appropriate to be disclosed in connection with the provision by the receiving party of the Treasury Services hereunder;

                    (iii) as the receiving party may be required to disclose in connection with the preparation by the receiving party or any of its affiliates of reporting documents, including annual financial statements, annual reports and any filings or disclosure required by statute, regulation or order of a regulatory authority; and

                    (iv) to such legal and accounting advisors, valuers and other experts as in the receiving party's judgment may be appropriate or necessary in order to permit the receiving party to rely on the services of such persons in carrying out the receiving party's duties under this Agreement.

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          (b)       The covenants and agreements of the parties to this
Agreement shall not apply to any information:

                    (i) which is lawfully in the receiving party's possession or in the possession of its professional advisors or its personnel, as the case may be, at the time of disclosure and which was not acquired directly or indirectly from the disclosing party;

                    (ii) which is at the time of disclosure in, or after disclosure falls into, the public domain through no fault of the receiving party or its personnel;

                    (iii) which, subsequent to disclosure by the disclosing party, is received by the receiving party from a third party who, insofar as is known to the receiving party, is lawfully in possession of such information and not in breach of any contractual, legal or fiduciary obligation to the disclosing party and who has not required the receiving party to refrain from disclosing such information to others; and

                    (iv) disclosure of which the receiving party reasonably deems necessary to comply with any legal or regulatory obligation which the receiving party believes in good faith it has.

     SECTION 3.17 INVALIDITY OF PROVISIONS. In the event that one or more of the provisions contained in this Agreement shall be invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality or enforceability of the remaining provisions hereof shall not be affected or impaired thereby. Each of the provisions of this Agreement is hereby declared to be separate and distinct.

     SECTION 3.18 MODIFICATION; AMENDMENT. Subject to obtaining the necessary regulatory approvals, this Agreement may not be modified or amended except by an instrument in writing signed by each of the parties hereto or by their respective successors or permitted assigns.

     SECTION 3.19 ENTIRE AGREEMENT. This Agreement constitutes the whole and entire agreement between the parties hereto and supersedes any prior agreement, undertaking, declarations, commitments or representations, verbal or oral, in respect of the subject matter hereof.

                            [Signature Page Follows]

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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement with effect as of the date first above written.

                                       ENBRIDGE, INC.


                                       By:  /s/ AL MONACO
                                            --------------------------------
                                            Al Monaco
                                            Vice President, Financial Services

                                       By:  /s/ DEREK P. TRUSWELL
                                            ----------------------------------
                                            Derek P. Truswell
                                            Vice President & Chief Financial
                                            Officer


                                      ENBRIDGE ENERGY COMPANY, INC.


                                       By:  /s/ DAN C. TUTCHER
                                            ---------------------------------
                                            Dan C. Tutcher
                                            President


                                       ENBRIDGE ENERGY MANAGEMENT, L.L.C.


                                       By:  /s/ DAN C. TUTCHER
                                            ---------------------------------
                                            Dan C. Tutcher
                                            President



       SIGNATURE PAGE TO AMENDED AND RESTATED TREASURY SERVICES AGREEMENT

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                                    EXHIBIT A

     Treasury Services to Management and EECI:

     (a) Acting as primary interface between Management/EECI and financial markets.

     (b) Short-term money management (investment of surplus funds and short-term borrowing).

     (c)  Servicing long-term debt and equity obligations.

     (d) Banking arrangements (compensation, operating lines of credit, letters of credit, advice on banking and cash management issues).

     (e) Advice relating to interest rate, foreign exchange, counterparty credit and commodity price risk management.

     (f) Advice on major lease versus buy financing decisions, and project financing as required.

     (g) Advice on existing public and private debt and the structure and arrangement of new debt and equity financing as required.

     (h)  Acting as primary interface with external credit rating agencies.

     (i) Participation in preparation for rate hearings and planning, corporate finance and cash management issues.

     (j) Use of financial systems for maintenance of treasury information, financial risk management and generation of treasury transaction records.

     In providing the foregoing services, Enbridge shall be acting on behalf of and as agent for Management and EECI.

                                       A-1